Exhibit 8.1

CLIFFORD CHANCE US LLP

31 WEST 52ND STREET
NEW YORK, NY 10019-6131

TEL +1 212 878 8000
FAX +1 212 878 8375

www.cliffordchance.com

February 9, 2016

Quotient Limited

Pentlands Science Park

Bush Loan, Penicuik, Midlothian

EH26 OPZ, United Kingdom

Ladies and Gentlemen:

We have acted as U.S. counsel to Quotient Limited, a company incorporated under the laws of Jersey, Channel Islands (the “Company”), in connection with the offering of ordinary shares, of no par value per share (“Ordinary Shares”), of the Company sold pursuant to a preliminary prospectus supplement, dated February 3, 2016 and the prospectus supplement dated February 4, 2016 (the “Prospectus Supplement”) and a registration statement on Form S-3 (File No. 333-206026) filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2015 under the Securities Act of 1933, as amended (such registration statement, the “Registration Statement”).

For purposes of the opinion set forth below, we have, with the consent of the Company, relied upon the accuracy of the Registration Statement.

Based upon and subject to the foregoing, and based upon the Internal Revenue Code of 1986, as amended, the United States Treasury regulations promulgated thereunder, judicial decisions, revenue rulings and revenue procedures of the Internal Revenue Service, and other administrative pronouncements, all as in effect on the date hereof, subject to the limitations set forth therein, the discussion contained in the Prospectus Supplement under the caption “Certain U.S. federal tax considerations applicable to holders of ordinary shares” is our opinion as to the material United States federal income tax consequences to U.S. Holders (as defined therein) of the acquisition, ownership and disposition of the Ordinary Shares under currently applicable law.

Our opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise U.S. Holders as to any future changes in United States federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so. Further, legal opinions are not binding upon the Internal Revenue Service and there can be no assurance that contrary positions may not be asserted by the Internal Revenue Service.

CLIFFORD CHANCE US LLP

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Clifford Chance US LLP